UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2007

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2007, the Board of Directors and Compensation Committee of Foster Wheeler Ltd. (the “Company”) approved amended compensation arrangements for Franco Baseotto in connection with his planned transition to United States employment status on or about July 1, 2008. The Company previously reported on February 2, 2007 that, effective August 13, 2007, Mr. Baseotto will become the Company’s Executive Vice President and Chief Financial Officer.

Upon becoming a U.S. employee on or about July 1, 2008, Mr. Baseotto's annual base salary will increase from €236,600 (approximately $326,400 based on current exchange rates) to $450,000, his target bonus opportunity in the Company's annual short-term incentive plan will increase from 60% to 75% of his annual base salary, and his long-term incentive compensation will increase from 150% to 180% of his annual base salary. The long-term incentive equity compensation will be granted under the Company’s Omnibus Incentive Plan during open windows for the trading of the Company's common shares by its insiders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: August 8, 2007	By:	/s/ Peter J. Ganz
Peter J. Ganz
Executive Vice President, General Counsel and Secretary